SCHEDULE A

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PUBLIC PROFUNDS

Effective December 1, 2024 – November 30, 2025

	Expense Limit
Fund Name	Investor Class	Service Class
Banks UltraSector ProFund	1.78%	2.78%
Materials UltraSector ProFund	1.78%	2.78%
Bear ProFund	1.78%	2.78%
Biotechnology UltraSector ProFund	1.95%	2.95%
Bull ProFund	1.95%	2.95%
Communication Services UltraSector ProFund	1.78%	2.78%
Consumer Staples UltraSector ProFund	1.78%	2.78%
Consumer Discretionary UltraSector
ProFund	1.95%	2.95%
Europe 30 ProFund	1.78%	2.78%
Falling U.S. Dollar ProFund	1.78%	2.78%
Financials UltraSector ProFund	1.78%	2.78%
Health Care UltraSector ProFund	1.95%	2.95%
Industrials UltraSector ProFund	1.78%	2.78%
Internet UltraSector ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.95%	2.95%
Large-Cap Value ProFund	1.78%	2.78%
Mid-Cap Growth ProFund	1.78%	2.78%
Mid-Cap ProFund	1.78%	2.78%
Mid-Cap Value ProFund	1.78%	2.78%
Energy UltraSector ProFund	1.95%	2.95%
Oil & Gas Equipment & Services UltraSector
ProFund	1.95%	2.95%
Nasdaq-100 ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.78%	2.78%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.78%	2.78%
Rising Rates Opportunity 10 ProFund	1.78%	2.78%
Rising Rates Opportunity ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund	1.78%	2.78%
Semiconductor UltraSector ProFund	1.95%	2.95%
Short Energy ProFund	1.78%	2.78%

A-1

	Expense Limit
Fund Name	Investor Class	Service Class
Short Nasdaq-100 ProFund	1.78%	2.78%
Short Precious Metals ProFund	1.78%	2.78%
Short Real Estate ProFund	1.78%	2.78%
Short Small-Cap ProFund	1.78%	2.78%
Small-Cap Growth ProFund	1.78%	2.78%
Small-Cap ProFund	1.78%	2.78%
Small-Cap Value ProFund	1.78%	2.78%
Technology UltraSector ProFund	1.95%	2.95%
U.S. Government Plus ProFund	1.70%	2.70%
UltraBear ProFund	1.78%	2.78%
UltraBull ProFund	1.95%	2.95%
UltraChina ProFund	1.95%	2.95%
UltraDow 30 ProFund	1.95%	2.95%
UltraEmerging Markets ProFund	1.78%	2.78%
UltraInternational ProFund	1.78%	2.78%
UltraJapan ProFund	1.95%	2.95%
UltraLatin America ProFund	1.78%	2.78%
UltraMid-Cap ProFund	1.95%	2.95%
UltraNASDAQ-100 ProFund	1.95%	2.95%
UltraShort China ProFund	1.78%	2.78%
UltraShort Dow 30 ProFund	1.78%	2.78%
UltraShort Emerging Markets ProFund	1.78%	2.78%
UltraShort International ProFund	1.78%	2.78%
UltraShort Japan ProFund	1.78%	2.78%
UltraShort Latin America ProFund	1.78%	2.78%
UltraShort Mid-Cap ProFund	1.78%	2.78%
UltraShort Nasdaq-100 ProFund	1.78%	2.78%
UltraShort Small-Cap ProFund	1.78%	2.78%
UltraSmall-Cap ProFund	1.95%	2.95%
Utilities UltraSector ProFund	1.78%	2.78%
Access Flex High Yield ProFund	1.78%	2.78%
Access Flex Bear High Yield ProFund	1.78%	2.78%
Bitcoin ProFund	1.10%	n/a
Short Bitcoin ProFund	1.10%	n/a

Period:

For the 12 month period after the first month end following Fund launch or the effective date of the Fund’s registration statement.

	Expense Limit
Fund Name	Investor Class	Service Class
Ether ProFund	1.40%	n/a

[signatures on next page]

A-2

PROFUND ADVISORS LLC,	PROFUNDS,
a Maryland limited liability company	a Delaware statutory trust
By: /s/Michael L. Sapir	By: /s/Todd B. Johnson
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President

A-3